Exhibit 99.1

FOR IMMEDIATE RELEASE
July 15, 2015

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE SECOND QUARTER 2015

Earnings Summary
(in thousands except per share data)	2Q 2015	1Q 2015	2Q 2014	6 Months 2015	6 Months 2014
Net income	$12,402	$10,938	$12,195	$23,340	$22,335
Earnings per share	$0.71	$0.63	$0.70	$1.34	$1.29
Earnings per share - diluted	$0.71	$0.63	$0.70	$1.34	$1.28

Return on average assets	1.32%	1.18%	1.33%	1.25%	1.23%
Return on average equity	10.78%	9.70%	11.32%	10.25%	10.53%
Efficiency ratio	57.28%	58.66%	56.96%	57.96%	59.45%
Tangible common equity	10.68%	10.60%	10.26%

Dividends declared per share	$0.300	$0.300	$0.290	$0.600	$0.581
Book value per share	$26.39	$26.17	$24.90

Weighted average shares	17,421	17,400	17,318	17,411	17,313
Weighted average shares - diluted	17,465	17,451	17,393	17,458	17,393

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the second quarter 2015 of $12.4 million, or $0.71 per basic share, compared to $12.2 million, or $0.70 per basic share, earned during the second quarter 2014 and $10.9 million, or $0.63 per basic share, earned during the first quarter 2015.  Earnings for the six months ended June 30, 2015 were $23.3 million, or $1.34 per basic share compared to $22.3 million, or $1.29 per basic share, for the six months ended June 30, 2014.

Our overall core banking metrics continued to improve during the second quarter 2015 as we experienced significant loan growth, improvements in asset quality, stable loan charge-offs, increased noninterest income, and a nominal increase in noninterest expense.

2nd Quarter 2015 Highlights

❖	Our loan portfolio increased $160.2 million from June 30, 2014 and $46.3 million during the quarter.

❖	Our investment portfolio decreased $66.3 million from June 30, 2014 and $45.1 million during the quarter.

❖
Deposits, including repurchase agreements, increased $49.7 million from June 30, 2014 but decreased $29.3 million during the quarter.  Additional funding for loan growth was provided through an increase in short-term FHLB borrowings of $50 million during the quarter.

❖
Nonperforming loans at $33.4 million decreased $11.1 million from June 30, 2014 and $1.7 million from March 31, 2015.  Nonperforming assets at $70.0 million decreased $7.6 million from June 30, 2014 and $4.0 million from March 31, 2015.

❖
Net loan charge-offs for the quarter ended June 30, 2015 were $1.7 million, or 0.25% of average loans annualized, compared to $0.7 million, or 0.11%, experienced for the second quarter 2014 and $1.7 million, or 0.26%, for the first quarter 2015.

❖
CTBI invests in limited partnerships that offer low income housing, new markets, and historic tax credits in exchange for investments in low income housing and other community related investments.  Our investments in these partnerships increased by $7.2 million during the quarter and $9.3 million year-to-date.  Our tax credits for the second quarter 2015, used to offset current income tax expense, totaled $0.9 million compared to $0.3 million in the second quarter 2014 and the first quarter 2015.  Year-to-date credits used to offset current income tax expense totaled $1.2 million compared to $0.5 million for the first six months of 2014.  The amortization of our investment in these partnerships increased as well.  Amortization for the second quarter 2015 totaled $0.7 million compared to $0.2 million for the second quarter 2014 and $0.3 million for the first quarter 2015.  Year-to-date amortization was $1.0 million compared to $0.4 million for the first six months of 2014.

Net Interest Income

Net interest income for the quarter increased $0.3 million, or 1.1%, from prior year second quarter and $0.3 million, or 0.8%, from prior quarter, while our net interest margin decreased 7 basis points and 4 basis points during the respective time periods.  Average earning assets increased $100.1 million, or 2.9%, from second quarter 2014 and $33.2 million, or 1.0%, from prior quarter, while our yield on average earning assets decreased 8 basis points and 4 basis points, respectively, during these time periods.  The cost of interest bearing funds decreased 2 basis points from prior year same quarter but remained flat to prior quarter.  Our ratio of average loans to deposits, including repurchase agreements, for the quarter ended June 30, 2015 were 87.1% compared to 83.2% for the quarter ended June 30, 2014 and 86.6% for the quarter ended March 31, 2015.  Year-to-date net interest income increased $0.5 million, or 0.8% from prior year.

Noninterest Income

Noninterest income for the quarter ended June 30, 2015 increased $1.3 million, or 11.4%, from prior year same quarter and $1.5 million, or 13.9%, from prior quarter.  We experienced increases in gains on sales of loans, deposit service charges, trust revenue, and loan related fees year over year and quarter over quarter.  Year-to-date noninterest income increased $1.9 million, or 9.2% from prior year.  Gains on sales of loans increased $0.6 million, loan related fees increased $0.7 million, trust revenue increased $0.3 million, and deposit service charges increased $0.2 million.  The increase in loan related fees resulted primarily from the $0.5 million fluctuation in the fair value adjustments of our mortgage servicing rights.

Noninterest Expense

Noninterest expense for the quarter ended June 30, 2015 increased $1.1 million, or 4.2%, from prior year second quarter and $0.5 million, or 1.9%, from prior quarter.  Occupancy and equipment expense and data processing expense for the second quarter 2015 both decreased $0.2 million from same period last year and prior quarter.  However, these decreases were offset year over year by a $0.5 million increase in amortization expense related to tax credits and a $0.3 million increase in personnel expense and quarter over quarter by a $0.4 million increase in amortization expense and a $0.3 million increase in net other real estate owned expense.  Year-to-date noninterest expense remained relatively flat to prior year as a $0.6 million increase in amortization expense related to tax credits and a $0.6 million increase in personnel expense due to an increase in group medical and life insurance were offset by a $1.0 million decrease in net other real estate owned expense.

Balance Sheet Review

CTBI's total assets at $3.8 billion increased $117.5 million, or 3.2%, from June 30, 2014 and $10.7 million, or an annualized 1.1%, during the quarter.  Loans outstanding at June 30, 2015 were $2.8 billion, increasing $160.2 million, or 6.1%, from June 30, 2014 and $46.3 million, or an annualized 6.8%, during the quarter.  We experienced growth during the quarter of $25.5 million in the commercial loan portfolio, $21.7 million in the indirect loan portfolio, and $1.6 million in consumer direct loan portfolio, partially offset by a decrease of $2.5 million in the residential loan portfolio.  CTBI's investment portfolio decreased $66.3 million, or 10.2%, from June 30, 2014 and $45.1 million, or an annualized 28.8%, during the quarter.  The decline in the investment portfolio was utilized to provide additional liquidity to support loan growth.  Deposits, including repurchase agreements, at $3.2 billion increased $49.7 million, or 1.6%, from June 30, 2014 but decreased $29.3 million, or an annualized 3.7%, from prior quarter.  Additional funding for loan growth was provided through an increase in short-term FHLB borrowings of $50 million during the quarter.

Shareholders' equity at June 30, 2015 was $461.6 million compared to $433.9 million at June 30, 2014 and $457.4 million at March 31, 2015.  CTBI's annualized dividend yield to shareholders as of June 30, 2015 was 3.44%.

Asset Quality

CTBI's total nonperforming loans were $33.4 million at June 30, 2015, a 25.0% decrease from the $44.5 million at June 30, 2014 and a 4.7% decrease from the $35.1 million at March 31, 2015.  Nonaccrual loans decreased $0.8 million for the quarter and loans 90+ days past due decreased $0.9 million.  Loans 30-89 days past due at $16.0 million was a decrease of $1.8 million from March 31, 2015.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at June 30, 2015 totaled $50.2 million, a $16.0 million decline from the $66.2 million at June 30, 2014 and a $6.3 million decline from the $56.5 million at March 31, 2015.

Our level of foreclosed properties at $36.4 million at June 30, 2015 was an increase from $33.1 million at June 30, 2014 but a decrease from the $38.7 million at March 31, 2015.  Sales of foreclosed properties for the quarter ended June 30, 2015 totaled $2.4 million while new foreclosed properties totaled $0.4 million.  At June 30, 2015, the book value of properties under contracts to sell was $2.3 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs for the quarter ended June 30, 2015 were $1.7 million, or 0.25% of average loans annualized, compared to $0.7 million, or 0.11%, experienced for the second quarter 2014 and $1.7 million, or 0.26%, for the first quarter 2015.  Of the net charge-offs for the quarter, $1.0 million were in commercial loans, $0.3 million were in indirect auto loans, $0.2 million were in residential real estate mortgage loans, and $0.2 million were in consumer direct loans.  Allocations to loan loss reserves were $2.3 million for the quarter ended June 30, 2015 compared to $0.7 million for the quarter ended June 30, 2014 and $1.9 million for the quarter ended March 31, 2015.  Our provision increased from prior quarter due to higher loan growth.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at June 30, 2015 was 105.4% compared to 75.5% at June 30, 2014 and 98.7% at March 31, 2015.  Our loan loss reserve as a percentage of total loans outstanding decreased from the 1.28% at June 30, 2014 but remained at 1.26% from March 31, 2015.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors' pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations' savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CTBI of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CTBI's results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.8 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2015
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest income	$36,083	$35,725	$35,811	$71,808	$71,504
Interest expense	2,901	2,820	2,978	5,721	5,921
Net interest income	33,182	32,905	32,833	66,087	65,583
Loan loss provision	2,319	1,901	735	4,220	2,080

Gains on sales of loans	823	290	288	1,113	478
Deposit service charges	6,046	5,582	5,987	11,628	11,418
Trust revenue	2,366	2,239	2,199	4,605	4,308
Loan related fees	1,242	864	766	2,106	1,445
Securities gains (losses)	(14)	144	(51)	130	(111)
Other noninterest income	1,765	1,617	1,783	3,382	3,499
Total noninterest income	12,228	10,736	10,972	22,964	21,037

Personnel expense	13,622	13,645	13,274	27,267	26,691
Occupancy and equipment	2,680	2,864	2,875	5,544	5,939
Data processing expense	1,695	1,932	1,933	3,627	3,858
FDIC insurance premiums	586	606	558	1,192	1,207
Other noninterest expense	7,730	6,771	6,616	14,501	14,422
Total noninterest expense	26,313	25,818	25,256	52,131	52,117

Net income before taxes	16,778	15,922	17,814	32,700	32,423
Income taxes	4,376	4,984	5,619	9,360	10,088
Net income	$12,402	$10,938	$12,195	$23,340	$22,335

Memo: TEQ interest income	$36,598	$36,238	$36,298	$72,836	$72,439

Average shares outstanding	17,421	17,400	17,318	17,411	17,313
Diluted average shares outstanding	17,465	17,451	17,393	17,458	17,393
Basic earnings per share	$0.71	$0.63	$0.70	$1.34	$1.29
Diluted earnings per share	$0.71	$0.63	$0.70	$1.34	$1.28
Dividends per share	$0.300	$0.300	$0.290	$0.600	$0.581

Average balances:
Loans	$2,782,350	$2,733,297	$2,604,064	$2,757,959	$2,599,920
Earning assets	3,513,774	3,480,600	3,413,628	3,497,279	3,401,626
Total assets	3,781,553	3,745,141	3,670,820	3,763,447	3,659,744
Deposits, including repurchase agreements	3,193,743	3,155,059	3,129,289	3,174,508	3,121,771
Interest bearing liabilities	2,567,687	2,560,596	2,554,122	2,564,161	2,550,453
Shareholders' equity	461,392	457,407	432,211	459,411	427,718

Performance ratios:
Return on average assets	1.32%	1.18%	1.33%	1.25%	1.23%
Return on average equity	10.78%	9.70%	11.32%	10.25%	10.53%
Yield on average earning assets (tax equivalent)	4.18%	4.22%	4.26%	4.20%	4.29%
Cost of interest bearing funds (tax equivalent)	0.45%	0.45%	0.47%	0.45%	0.47%
Net interest margin (tax equivalent)	3.85%	3.89%	3.92%	3.87%	3.94%
Efficiency ratio (tax equivalent)	57.28%	58.66%	56.96%	57.96%	59.45%

Loan charge-offs	$2,284	$2,636	$1,629	$4,920	$4,174
Recoveries	(549)	(894)	(896)	(1,443)	(1,703)
Net charge-offs	$1,735	$1,742	$733	$3,477	$2,471

Market Price:
High	$35.49	$36.47	$38.60	$36.47	$41.13
Low	$31.54	$31.53	$32.33	$31.53	$32.33
Close	$34.87	$33.16	$34.22	$34.87	$34.22

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2015
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2015	March 31, 2015	June 30, 2014
Assets:
Loans	$2,792,831	$2,746,482	$2,632,609
Loan loss reserve	(35,190)	(34,606)	(33,617)
Net loans	2,757,641	2,711,876	2,598,992
Loans held for sale	1,993	1,505	895
Securities AFS	581,236	626,335	647,536
Securities HTM	1,661	1,661	1,662
Other equity investments	22,814	22,814	22,814
Other earning assets	95,422	88,207	76,653
Cash and due from banks	58,118	61,351	72,637
Premises and equipment	48,833	49,363	50,552
Goodwill and core deposit intangible	65,861	65,914	66,074
Other assets	136,478	130,322	114,787
Total Assets	$3,770,057	$3,759,348	$3,652,602

Liabilities and Equity:
NOW accounts	$32,258	$36,913	$28,851
Savings deposits	955,125	962,101	911,073
CD's >=$100,000	576,785	583,112	601,602
Other time deposits	646,945	653,264	694,075
Total interest bearing deposits	2,211,113	2,235,390	2,235,601
Noninterest bearing deposits	701,958	704,150	651,588
Total deposits	2,913,071	2,939,540	2,887,189
Repurchase agreements	241,776	244,570	217,979
Other interest bearing liabilities	124,673	74,523	77,774
Noninterest bearing liabilities	28,914	43,266	35,782
Total liabilities	3,308,434	3,301,899	3,218,724
Shareholders' equity	461,623	457,449	433,878
Total Liabilities and Equity	$3,770,057	$3,759,348	$3,652,602

Ending shares outstanding	17,489	17,479	17,421
Memo: Market value of HTM securities	$1,641	$1,653	$1,632

30 - 89 days past due loans	$16,001	$17,826	$21,466
90 days past due loans	16,915	17,798	18,807
Nonaccrual loans	16,486	17,264	25,725
Restructured loans (excluding 90 days past due and nonaccrual)	42,447	47,148	45,756
Foreclosed properties	36,405	38,735	33,062
Other repossessed assets	157	201	5

Common equity Tier 1 capital	14.34%	14.01%	-
Tier 1 leverage ratio	12.24%	12.16%	11.83%
Tier 1 risk-based capital ratio	16.50%	16.17%	16.66%
Total risk based capital ratio	17.75%	17.41%	17.91%
Tangible equity to tangible assets ratio	10.68%	10.60%	10.26%
FTE employees	995	1,007	1,016